Exhibit 99.1

PRESS RELEASE

MagnaChip Provides Update on Financial Statement Review

- Announces Non-Reliance on Previously Issued Financial Statements

- Appoints Jonathan W. Kim Chief Accounting Officer

- Estimates Year-End 2013 Cash Balance of $153.6 million

SEOUL, South Korea and CUPERTINO, Calif., March 11, 2014 — MagnaChip Semiconductor Corporation (“MagnaChip” or the “Company”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced that the Audit Committee of the Company’s Board of Directors has determined that the Company incorrectly recognized revenue on certain transactions and as a result will restate its financial statements. This conclusion is based upon preliminary findings of an ongoing internal review into practices and procedures by management, conducted at the Audit Committee’s request by outside professional advisors and after consultation with management and the Company’s independent auditors. Revenue on these transactions was recognized when products were shipped to a distributor but should have been recognized when the distributor shipped the product to the customer. As a result, revenue on these transactions will be reversed and recognized in the period when the products were shipped by the distributor.

The correction of the Company’s revenue recognition methodology will be applied retroactively, which the Company currently expects will require the restatement of its financial statements for each of the first, second and third quarters of 2013 and 2012 and for the years ending 2012 and 2011. Accordingly, the Audit Committee has determined that the Company’s financial statements for each of the fiscal years ended December 31, 2012 and December 31, 2011 and the quarters ended March 31st, June 30th, and September 30th in 2013 and 2012 included in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for such periods and together with all three, six and nine month financial information contained therein, should no longer be relied upon. Therefore, all earnings press releases and similar prior communications issued by the Company as well as other prior statements made by or on behalf of the Company relating to those periods should not be relied upon. In addition, as a result of this correction and associated ongoing internal review and its expected impact on the Company’s fourth quarter 2013 financial statements, the Company is withdrawing all prior financial guidance for fourth quarter 2013.

The Company does not anticipate that the restatement will cause any changes to the previously reported cash and debt balances as of the end of each of the periods being restated. Based on preliminary unaudited results, the Company currently estimates that its balance of cash and cash equivalents as of December 31, 2013 was approximately $153.6 million.

The Company expects that the primary impact of the correction of prior revenue recognition errors will be to recognize revenue on certain transactions in the periods in which the distributor ships the products to the end customer rather than the periods in which the products are shipped to distributors. This correction is not expected to impact revenue generated from the Company’s non-distributor customers. The Company’s internal review including a review of the practices and procedures that led to the errors, preparation of fourth quarter and full year 2013 financial statements and restatement of prior periods are not yet concluded, and the actual impact of the revenue recognition corrections and other matters that may arise from the ongoing internal review on the Company’s prior and future financial results may vary materially.

As a result of the preliminary findings of the ongoing internal review and restatement, management is continuing to assess the Company’s disclosure controls and procedures and internal controls over financial reporting. Nevertheless, management has concluded that one or more material weaknesses exist in the Company’s internal controls over financial reporting and that, as a result, internal controls over financial reporting and disclosure controls and procedures were not effective. As part of the ongoing internal review and restatement, new Chief Accounting Officer Jonathan W. Kim will work with the Company’s outside professionals to review and make those changes to the control environment necessary to improve the procedures related to revenue recognition under US GAAP.

As a result of the ongoing internal review and information known to date, the Company does not expect that it will be in a position to complete the restatement and preparation of its fourth quarter and full year 2013 financial statements and audit and file its Annual Report on Form 10-K before its due date of March 17, 2014. Accordingly, the Company expects to file a Form 12b-25 with the Securities and Exchange Commission and currently does not expect that the restatement and Form 10-K will be completed and filed within the 15-day extension period.

The Company also announced today that it has appointed Jonathan W. Kim as Senior Vice President, Chief Accounting Officer and principal accounting officer of the Company, effective immediately, and expects that Mr. Kim will assist in the financial statement restatement, accounting policy change and evaluation of internal controls associated with the Audit Committee’s internal review. As a result of Mr. Kim’s appointment, Margaret Sakai, Executive Vice President and Chief Financial Officer of the Company, will no longer serve as the Company’s principal accounting officer.

Mr. Kim brings more than 15 years of experience in corporate accounting, finance, financial reporting and internal control and financial statements audits serving numerous privately-held and US publicly traded companies, including foreign private issuers located in South Korea. Prior to joining the Company, Mr. Kim served since July 2010 as the Chief Financial Officer of Startforce, Inc., a VC backed desktop virtualization company, which was acquired in February 2011 by Zero Desktop, Inc., a Silicon Valley based global provider of next generation cloud operating system, cloud service brokerage and Android platform extender solutions for telecoms, service providers, OEMs and ISVs, where Mr. Kim continued to serve as the Chief Financial Officer. Mr. Kim also served since September 2009 as the Chief Financial Officer and Principal of Booga Ventures, a Silicon Valley based private investment and advisory firm. Prior to that time, from January 2000 to September 2009, Mr. Kim served as an Audit Senior Manager with Deloitte & Touche in San Jose, California and Deloitte Anjin in Seoul, South Korea.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this release, including expectations about the Company’s internal review scope, findings and assessments, the impact on prior or future periods of changes to accounting policies, management’s expectations related to assessment of internal controls over financial reporting, estimated balance sheet data as of December 31, 2013 and prior quarter ends, and the timing and content of future financial statement reporting and periods of restatement, are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 22, 2013 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACT:

Robert Pursel

Director of Investor Relations

Tel. 408-625-1262

robert.pursel@magnachip.com

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